EXHIBIT 1.1
FORM OF UNDERWRITING AGREEMENT
[●], 20[●]

El Paso Electric Company
Stanton Tower
100 North Stanton
El Paso, Texas 79901

Ladies and Gentlemen:

We (the “Representatives”) are acting on behalf of the Underwriters (including ourselves) listed on Schedule II to this Agreement (such underwriter or underwriters being herein called the “Underwriters”) and we understand that El Paso Electric Company, a Texas corporation (the “Company”), proposes to issue and sell the [indicate number/principal amount of each type of security to be sold] (the “[Firm / Offered] Securities”). [The Company also proposes to issue and sell not more than [indicate number/principal amount of each type of security to be sold pursuant to the over-allotment option] (the “Additional Securities”), if and to the extent that we, as Representatives of this offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Securities granted to the Underwriters herein. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the “Offered Securities.”] The terms of the Offered Securities are identified in Schedule I hereto.
Include the following paragraphs if issuing Debt Securities, First Mortgage Bonds, Warrants, Purchase Contracts or Units, as applicable:
[[The Debt Securities included in the Offered Securities will be issued pursuant to a Debt Securities Indenture dated as of May 1, 2005 between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, National Association, as trustee, as amended and supplemented by a First Supplemental Debt Securities Indenture dated as of May 19, 2008.] [The First Mortgage Bonds included in the Offered Securities will be issued pursuant to a General Mortgage Indenture and Deed of Trust, dated as of February 1, 1996 as amended and supplemented, between the Company and U.S. Bank National Association as successor to State Street Bank and Trust Company.] [The Warrants included in the Offered Securities will be issued pursuant to a Warrant Agreement (the “Warrant Agreement”) dated as of [●] between the Company and [●], as Warrant Agent.] [The Purchase Contracts included in the Offered Securities will be issued pursuant to a Purchase Contract (the “Purchase Contract”) dated as of [●] between the Company and [●], as Purchase Contract Agent.] [The Units included in the Offered Securities will be issued pursuant to a Unit Agreement (the “Unit Agreement”) dated as of [●] between the Company and [●], as Unit Agent.]]
Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein or incorporated by reference herein, the Company agrees to sell and the Underwriters agree to purchase, severally and not jointly, at the [respective] purchase price[s] set forth in Schedule I hereto, the [number/principal amount] of the [Firm / Offered] Securities set forth opposite their respective names in Schedule II hereto. For purposes of this Agreement, “Applicable Time” means [●] p.m. (New York time) on the date hereof.
Include the following paragraph if the Company is granting the Underwriters an over-allotment option.
[Subject to the terms and conditions and in reliance upon the representations and warranties set forth or incorporated by reference herein, the Company hereby agrees to sell to the Underwriters the Additional Securities, and the Underwriters shall have a right to purchase, severally and not jointly, up to the amount of Additional Securities set forth opposite their respective names in Schedule II hereto at the [respective] purchase price[s] set forth on Schedule I hereto. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Additional Securities may be purchased as provided herein solely for the purpose of covering over-allotments made in connection with the offering of the Firm Securities. If any Additional Securities are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the principal amount of Additional Securities (subject to such adjustments to eliminate fractional Offered Securities) that bears the same proportion to the total amount of Additional Securities to be purchased as the amount of Firm Securities set forth opposite the name of such Underwriter on Schedule II hereto bears to the total amount of Firm Securities.]
Subject to the terms of this Agreement, payment of the purchase price for the Offered Securities shall be made to the Company by Federal funds wire transfer against delivery of the [Firm / Offered] Securities in book-entry form to the Representatives through the facilities of The Depository Trust Company for the respective accounts of the Underwriters. Such payment and delivery and all documents with respect to the purchase of the Offered Securities shall be delivered by the parties at the offices of counsel for the Underwriters, [●], [address] at 10:00 A.M. (New York time) on [●] or at such other time, not later than 1:00 P.M. (New York time) on such date as shall be designated in writing by the Representatives and the Company. The time and date of such payment and delivery are hereinafter referred to as the “Closing Date.”
Include the following paragraph if the Company is granting the Underwriters an over-allotment option.
[Subject to the terms of this Agreement, payment for any Additional Securities shall be made at the offices referred to above at 10:00 a.m. (New York time), on such date (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor later than ten business days after the giving of the notice hereinafter referred to) as shall be designated in a written notice from us to the Company of our determination, on behalf of the Underwriters, to purchase a specified amount of Additional Securities, as shall be designated in writing by us. The time and date of such payment are hereinafter referred to as the “Option Closing Date.” The notice of the determination to exercise the option to purchase Additional Securities and of the Option Closing Date may be given at any time within 30 days after the date of the Underwriting Agreement.]
All communications hereunder shall be in writing and effective only upon receipt and (a) if to the Underwriters, shall be delivered, mailed or sent via facsimile in care of (i) [Representative], [address], [facsimile number], Attention: [_______], or (b) if to the Company, shall be delivered, mailed or sent via facsimile to Stanton Tower, 100 North Stanton, El Paso, TX 79901, facsimile number [_______], Attention: Corporate Secretary.
All the provisions contained in the document entitled El Paso Electric Company Underwriting Agreement Standard Provisions (the “Standard Provisions”), a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in the Standard Provisions is otherwise defined herein, the definition set forth herein shall control, (ii) all references in the Standard Provisions to a type of security that is not an Offered Security and the related representations, warranties, opinions given or to be given in respect thereof and the related covenants, conditions and other obligations relating thereto shall not be deemed to be a part of this Agreement, (iii) all references in the Standard Provisions to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement and (iv) the term “Representatives,” as used therein, shall, for purposes of this Agreement, mean _______ [and _______, whose authority hereunder may be exercised by them jointly or by _______ alone].
It is understood and agreed that the only written information provided by the Underwriters through the Representatives expressly for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related Preliminary Prospectus or Free Writing Prospectus, is the information described in Schedule IV hereto.

Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.
Very truly yours,

[    ]

[    ]

On behalf of themselves and the other Underwriters named herein

By:    [    ]
Name:
Title:

By:    [    ]
Name:
Title:

Accepted:

El Paso Electric Company

By:
Name:
Title:

Registration Statement No. [•]-[•]

SCHEDULE I
TO UNDERWRITING AGREEMENT
(COMMON STOCK)
Purchase Price per Share:
Price to the Public per Share:
Number of Firm Securities:
Number of Additional Securities:
Lock-Up Period:

Registration Statement No. [•]-[•]

SCHEDULE I
TO UNDERWRITING AGREEMENT
(PREFERRED STOCK)
Purchase Price per Share:
Price to the Public per Share:
Number of Firm Securities:
Number of Additional Securities:
Redemption Provisions:
Conversion Provisions:
Exchange Provisions:
Other Terms:

Registration Statement No. [•]-[•]

SCHEDULE I
TO UNDERWRITING AGREEMENT
(DEBT SECURITIES)
Indenture:
Trustee: [The Bank of New York Mellon Trust Company, N.A.]
Title:
Aggregate Principal Amount: $
[Aggregate Principal Amount Subject to Over-allotment Option: $ ]
Purchase Price: $[   ] per [$1,000] principal amount (plus accrued interest, if any, from [   ])
[Price to the Public: $[   ] per [$1,000] principal amount (plus accrued interest, if any, from [   ]; not including over-allotment option)]
Maturity Date:
Interest Rate:
Interest Payment Dates: [   ] and [   ], commencing [   ] (Interest accrues from [   ])
Form and Denomination:
Ranking:
Redemption Provisions:
Conversion Provisions:
CUSIP Number:
Settlement Date:
Sinking Fund:
Listing:
Lock-Up Period:

Registration Statement No. [•]-[•]

SCHEDULE I
TO UNDERWRITING AGREEMENT
(FIRST MORTGAGE BONDS)
Indenture:
Trustee: [U.S. Bank, N.A., as successor to State Street Bank and Trust Co.]
Title:
Aggregate Principal Amount: $
[Aggregate Principal Amount Subject to Over-allotment Option: $]
Purchase Price: $[   ] per [$1,000] principal amount (plus accrued interest, if any, from [   ])
[Price to the Public: $[   ] per [$1,000] principal amount (plus accrued interest, if any, from [   ]; not including over-allotment option)]
Maturity Date:
Interest Rate:
Interest Payment Dates: [   ] and [   ], commencing [   ] (Interest accrues from [   ])
Form and Denomination:
Ranking:
Redemption Provisions:
Conversion Provisions:
CUSIP Number:
Settlement Date:
Listing:
Lock-Up Period:

Registration Statement No. [•]-[•]

SCHEDULE I
TO UNDERWRITING AGREEMENT
(WARRANTS)
Designation of the Series of Warrants: [Call] [Put] Warrants
Warrant Property:
Aggregate Number of Warrants:
Purchase Price per Warrant:
Price to the Public per Warrant:
Warrant Exercise Price:
Dates upon which Warrants may be exercised:
Expiration Date:
Form:
Currency in which exercise payments shall be made:
Minimum number of Warrants exercisable by any holder on any day:
Maximum number of Warrants exercisable on any day:
Formula for determining Cash Settlement Value:
Exchange Rate (or method of calculation):
Exchange on which Warrants are to be listed:
Lock-Up Period:

Registration Statement No. [•]-[•]

SCHEDULE I
TO UNDERWRITING AGREEMENT
(PURCHASE CONTRACTS)
Purchase Contract Property:
Aggregate Number of Purchase Contracts:
Price to Public:
Settlement Date:
[Purchase/Sale] Price of Purchase Contract Property:
Form:
Other Terms:
Lock-Up Period:

Registration Statement No. [•]-[•]

SCHEDULE I
TO UNDERWRITING AGREEMENT
(UNITS)
Purchase Price per Unit:
Price to the Public per Unit:
Terms of Debt Securities included in Units
Title:
Principal Amount included per Unit: $[   ]
Maturity Date:
Interest Rate:
Redemption Provisions:
Interest Payment Dates: [   ] and [   ], commencing [   ] (Interest accrues from [   ])
Form and Denomination:
Ranking:
Conversion Provisions:
Other Terms:
Terms of Warrants included in Units
Designation of the Series of Warrants: [Call] [Put] Warrants
Warrant Property:
Aggregate Number of Warrants per Unit:
Warrant Exercise Price:
Dates upon which Warrants may be exercised:
Expiration Date:

Registration Statement No. [•]-[•]

Form:
Currency in which exercise payments shall be made:
Minimum number of Warrants exercisable by any holder on any day:
Maximum number of Warrants exercisable on any day:
Formula for determining Cash Settlement Value:
Exchange Rate (or method of calculation):
Exchange on which Warrants are to be listed:
Lock-Up Period:

SCHEDULE II
TO UNDERWRITING AGREEMENT

Underwriter	[Number/Principal Amount of [Firm / Offered] Securities to be Purchased]	[Number/Principal Amount of Additional Securities to be Purchased]

SCHEDULE III
TO UNDERWRITING AGREEMENT
[Preliminary Prospectus Supplement dated [•] filed with the Commission pursuant to Rule 424[•]]
[Term sheet reflecting the terms on Schedule I or, if there is no term sheet, orally conveyed pricing information]
[List any other free writing prospectus to be included in the Time of Sale Prospectus]

SCHEDULE IV
TO UNDERWRITING AGREEMENT
[Insert the information provided by the Underwriter expressly for use in the offering documents pursuant to [Indemnification by underwriters section of UA].]